CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our report dated July 1, 1996 included herein, and to the reference to our firm under the heading "Experts" in the Prospectus and the Registration Statement on Form S-1.


/S/  HEIN + ASSOCIATES LLP
-----------------------------
HEIN + ASSOCIATES LLP
Certified Public Accountants
Houston, Texas
October 31, 1996